As filed with the Securities and Exchange Commission on January _, 2002
                                            Registration Statement No. 333-75956
  ===========================================================================
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------
                                  POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                               DELIVERY NOW CORP.
                 (Name of small business issuer in its charter)

          Delaware                            4215                        13-4142621
 (State of incorporation or         (Primary Standard Industrial      (I.R.S. Employer
jurisdiction of organization)        Classification Code Number)     Identification No.)
                            ------------------------
                          570 Seventh Ave., Suite 2103
                            New York, New York 10018
                                 (212) 221-0120
          (Address and telephone number of principal executive offices)

                            ------------------------
                                  Michael Conte
                      President and Chief Executive Officer
                               Delivery Now Corp.
                          570 Seventh Ave., Suite 2103
                            New York, New York 10018
                                 (212) 221-0120
            (Name, address and telephone number of agent for service)
                            ------------------------
       Copies of all communications, including all communications sent to the agent for service, should be sent to:
                            Adam S. Gottbetter, Esq.
                             Kevin F. Barrett, Esq.
                        Kaplan Gottbetter & Levenson, LLP
                                630 Third Avenue
                            New York, New York 10017
                                 (212) 983-6900
                            ------------------------

         Approximate date of proposed sale to the public: From time to time after the effective date of the registration statement until such time that all of the shares of common stock registered hereunder have been sold.
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |-|
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check and following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
       If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                        CALCULATION OF REGISTRATION FEE

                                                      Proposed Maximum            Proposed
     Title of Each Class           Amount Being           Offering           Maximum Aggregate           Amount of
of Securities Being Registered      Registered      Price Per Share (1)      Offering Price (1)      Registration Fee
- -------------------------------- ----------------  --------------------    ---------------------   ---------------------
  Shares of Common Stock......      1,495,000               $.10                   $149,500                 $50
  Total.......................                                                     $149,500                 $50
  Amount Due..................                                                                              $50(2)
==============================  ================== ====================== ======================== =====================

(1)Estimated for purposes of computing the registration fee pursuant to Rule 457
(2)Paid with filing of Form SB-2

     THE REGISTRANT HEREBY AMENDS THE REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL, NOR DOES IT SEEK AN OFFER TO BUY, THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS
                               DELIVERY NOW CORP.


                        1,495,000 SHARES OF COMMON STOCK

     This prospectus relates to the resale by the selling stockholders of 1,495,000 shares of our common stock. The selling stockholders will sell the shares from time to time at prevailing market prices or privately negotiated prices.

     Our shares are quoted on the National Association of Securities Dealers Over-the-Counter Bulletin Board ("OTCBB"). The closing bid price for our shares on ________, 2002, the last day on which a bid price was quoted, was $_____.

     We will not receive any of the proceeds from the sale of the shares by the selling stockholders.

     We are located at 570 Seventh Avenue, Suite 2103, New York, New York 10018,
(212)  221-0120.

     AS YOU REVIEW THIS PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE MATTERS DESCRIBED IN "RISK FACTORS" BEGINNING ON PAGE 2.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.


                 The date of this prospectus is January 31, 2003

                                TABLE OF CONTENTS

                                                                                       Page

Prospectus Summary. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
The Offering. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
Risk Factors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
Cautionary Note Regarding Forward-Looking Statements. . . . . . . . . . . . . . . . .    4
Determination of Offering Price . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
Capitalization. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
Management's Discussion and Analysis of Financial Condition and Results of Operations    5
Dividend Policy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
Description of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
Management. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
Security Ownership of Certain Beneficial Owners and Management. . . . . . . . . . . .   11
Certain Relationships and Related Transactions. . . . . . . . . . . . . . . . . . . .   13
Indemnification and Limitation of Liability of Management . . . . . . . . . . . . . .   13
Description of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
Selling Stockholders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
Plan of Distribution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
Market for Common Equity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
Where You Can Find More Information . . . . . . . . . . . . . . . . . . . . . . . . .   19
Index to Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-1

                                -----------------

You may rely only on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor sale of common stock means that information contained in this prospectus is correct after the date of this prospectus.

                     DEALER PROSPECTUS DELIVERY OBLIGATION

Until April 30, 2003 (90 days from the date of this prospectus), all dealers that effect transactions in these securities, whether or not participants in this offering, may be required to deliver a prospectus.

================================================================================

                               PROSPECTUS SUMMARY
Delivery Now Corp. ("DNC") was incorporated under the laws of Delaware on October 3, 2000. Our current operations are conducted through our wholly owned subsidiary, BMW Messenger Service, Inc. incorporated under the laws of New York on September 23, 1999. DNC delivers envelopes by bike messenger and packages by van in the metropolitan New York City area. DNC receives phone calls from customers seeking such delivers and then DNC dispatches its messengers via two-way radio to deliver the envelopes and packages via bike and van. DNC obtains these job orders through referrals from existing customers and through its sales force. The sales force currently consists of one person who makes personal cold sales calls building by building throughout Manhattan.
In order to gain further funding DNC sold 1,495,000 shares of our common stock from December 2000 through December 2001 in a private placement offering. Michael Conte, our President, CFO and Chairman of the Board of Directors owns 1,250,000 shares of our common stock.
                                  The Offering

Shares offered by the selling
stockholders.........................    1,495,000

Common stock outstanding.............    4,020,000

Use of proceeds......................    The selling stockholders will receive
                                         the net proceeds from the sale of
                                         shares. We will receive none of the
                                         proceeds from the sale of shares
                                         offered by this prospectus.

===============================================================================

                                  RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below before you purchase any of our common stock.

If any of these risks or uncertainties actually occur, our business, financial condition or results of operations could be materially adversely affected. In this event you could lose all or part of your investment.

                          RISKS CONCERNING OUR BUSINESS

WE  HAVE  LIMITED  OPERATING  HISTORY.

We are a new enterprise that has limited operating history upon which an evaluation of our business and prospects can be based. We must, therefore, be considered to be subject to all of the risks inherent in the establishment of a new business enterprise, including the prospective development and marketing costs, along with the uncertainties of being able to effectively market our products. We cannot assure you at this time that we will operate profitably or that we will have adequate working capital to meet our obligations as they become due. Because of our limited financial history, we believe that period-to-period comparisons of our results of operations will not be meaningful in the short term and should not be relied upon as indicators of future performance.

WE ARE DEPENDENT UPON MICHAEL CONTE, ANY REDUCTION IN HIS ROLE IN DNC WOULD HAVE A MATERIAL ADVERSE EFFECT.

The success of DNC is dependent on the vision, knowledge, business relationships and abilities of DNC's president, CFO and Chairman of the Board of Directors Michael Conte. Any reduction of Mr. Conte's role in the business would have a material adverse effect on DNC. DNC does not have an employment contract with Mr. Conte, nor a key man life insurance policy.

MICHAEL  CONTE'S  CONFLICT  OF  INTEREST

Michael Conte, our president, CFO and Chairman of the Board will devote approximately 20 hours per month to DNC. Mr. Conte works full time at his accounting practice, Gottbetter & Conte CPAs. This will put a serious constraint on his time and availability to address matters concerning DNC. This may have a material negative impact on DNC's operations.

WE  MAY  HAVE  DIFFICULTY  IN  OBTAINING  ADDITIONAL  FUNDING,  IF  REQUIRED.

Although we believe that the funds that were raised through our most recent private placement offering of common stock will be sufficient for our needs for the next twelve months, if additional funds are needed, we may have difficulty obtaining them, and we may have to accept terms that would adversely affect our shareholders. For example, the terms of any future financings may impose restrictions on our right to declare dividends or on the manner in which we conduct our business. Also, lending institutions or private investors may impose restrictions on future decisions by us to make capital expenditures, acquisitions or asset sales.

We may not be able to locate additional funding sources at all or on acceptable terms. If we cannot raise funds on acceptable terms, if and when needed, we may not be able to grow our business or respond to competitive pressures or unanticipated requirements, which could seriously harm our business.

LACK  OF  RELIABLE  WORKERS.

We primarily rely on bike messengers to deliver packages for our customers. We have experienced a high turnover rate among our bike messengers and continually must hire new bike messengers. To date, we have managed to maintain what we think is adequate messenger service for our customers. However, if the turnover rate increased or if we were not able to hire enough replacements our business would be materially adversely affected.

LIABILITY  FOR  VEHICLE  ACCIDENTS.

We may face liability for accidents that are caused by our messengers or in which our messengers are injured due to the fault of others. We do carry liability insurance for such accidents but there is no guarantee that our insurance coverage will be adequate.

LOW  PROFIT  MARGIN  PER  DELIVERY.

We have a low profit margin per each delivery and therefore for us to be profitable we must manage our resources efficiently.

                          RISKS CONCERNING OUR OFFERING

OUR STOCK IS SUBJECT TO THE PENNY STOCK RULES.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The rules require that a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in connection with the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the rules generally require that prior to a transaction in a penny stock, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the liquidity of penny stocks.

THERE IS A LIMITED PUBLIC MARKET FOR OUR COMMON STOCK AND WE MAY NOT CONTINUE TO QUALIFY FOR NASD OVER-THE-COUNTER ELECTRONIC BULLETIN BOARD INCLUSION, AND THEREFORE YOU MAY BE UNABLE TO SELL YOUR SHARES.

There is a limited public market for our common stock. There can be no assurance, that an active trading market will ever develop or, if developed, that it will be maintained. Our common stock is quoted on the NASD Over-the-Counter Electronic Bulletin Board ("OTCBB" or "Bulletin Board"). OTCBB eligible securities includes securities not listed on NASDAQ or a registered national securities in the U.S. and that are also required to file reports pursuant to Section 13 or 15(d) of the Securities Act of 1933, and the company is current in its periodic securities reporting obligations. DNC has engaged a broker/dealer who has filed a Form 211 with the National Association of Securities Dealers ("NASD") in order to allow the quote of DNC's common stock on the OTCBB. The market maker is committed to make a market in our securities. If for any reason, however, any of our securities are not eligible for continued quotation on the Bulletin Board or a public trading market does not develop, purchasers of the shares may have difficulty selling their securities should they desire to do so. If we are unable to continue to satisfy the requirements for quotation on the Bulletin Board, any trading in our common stock would be conducted in the over-the-counter market in what are commonly referred to as the "pink sheets". As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, our securities. The above-described rules may materially adversely affect the liquidity of the market for our securities.

WE ARE CONTROLLED BY OUR PRESIDENT, CFO AND CHAIRMAN OF THE BOARD OF DIRECTORS, DIRECTORS AND MANAGER WHICH MAY RESULT IN YOUR HAVING NO CONTROL IN THE DIRECTION OR AFFAIRS OF DNC.

Our president, CFO and Chairman of the Board of Directors, Directors and a Manager controls approximately 62% of our outstanding common stock. As a result, they have the ability to control our company and direct our affairs and business, including the election of directors and approval of significant corporate transactions. This concentration of ownership may have the effect of delaying, deferring or preventing a change in control of our company and may make some transactions more difficult or impossible without the support of these stockholders. Any of these events could decrease the market price of our common stock.

WE  DO  NOT  EXPECT  TO  PAY  DIVIDENDS.

We  do  not  anticipate  paying  cash  dividends  in  the  foreseeable  future.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains certain financial information and statements regarding our operations and financial prospects of a forward-looking nature. Although these statements accurately reflect management's current understanding and beliefs, we caution you that certain important factors may affect our actual results and could cause such results to differ materially from any forward-looking statements which may be deemed to be made in this Prospectus. For this purpose, any statements contained in this Prospectus which are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as, "may", "will", "intend", "expect", "believe", "anticipate", "could", "estimate", "plan" or

"continue" or the negative variations of those words or comparable terminology are intended to identify forward-looking statements. There can be no assurance of any kind that such forward-looking information and statements will be reflective in any way of our actual future operations and/or financial results, and any of such information and statements should not be relied upon either in whole or in part in connection with any decision to invest in the shares.

                         DETERMINATION OF OFFERING PRICE

There is no established public market for the common stock being registered. The selling shareholders arbitrarily determined the proposed offering price per share.
                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of the stockholder's shares offered by this prospectus. All proceeds from the sale of the stockholders' shares will be for the account of the selling shareholders. The estimated expense of the offering is $75,355. The Company will bear the expenses in connection with the registration statement.

                                 CAPITALIZATION

The  following  table  sets  forth  our capitalization as of September 30, 2002.

Total Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . $ 85,776
Stockholders' equity:
  Common stock, $.0001 par value; authorized 50,000,000 shares,
    issued and outstanding 4,020,000 shares . . . . . . . . . . . . .      402
  Preferred stock, $.0001 par value; authorized 5,000,000 shares,
    issued and outstanding -0-. . . . . . . . . . . . . . . . . . . .       --
  Additional paid-in Capital. . . . . . . . . . . . . . . . . . . . .  128,273
  Accumulated deficit . . . . . . . . . . . . . . . . . . . . . . . .  (80,212)
Total shareholders' equity. . . . . . . . . . . . . . . . . . . . . .   48,463
Total Capitalization. . . . . . . . . . . . . . . . . . . . . . . . .  134,239

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

Delivery Now Corp. was incorporated under the laws of Delaware on October 3, 2000. Our current operations are conducted through our wholly owned subsidiary BMW Messenger Service, Inc. incorporated under the laws of New York on September 23, 1999. BMW Messenger Service, Inc. operated as an envelope and package delivery service throughout New York City from inception until it was acquired by DNC. In October 2000, DNC acquired BMW Messenger Service, Inc. DNC issued 2,500,000 shares of its common stock to Michael Conte in exchange for all of the shares of BMW Messenger Service, Inc. Mr. Conte was the sole shareholder of BMW Messenger Service, Inc.

RESULTS  OF  OPERATIONS

Over the past fiscal year we have experienced an increase in customers and revenue. We have hired additional staff. Apart from the business slowdown in September 2001 due to the terrorist attack of September 11, our business has improved steadily in 2002.

The total revenues for the fiscal year ended September 30, 2002 were $801,723 compared to $686,738 for the year ended September 30, 2001, representing a 16.7% increase. This increase in revenue was due to an expanding customer base and increased prices for services rendered.

The material general and administrative expenses for the last fiscal year ended September 30, 2002 were $338,689 compared to $206,727 for the year ended
September 30, 2001, an increase of 63.8%. This increase in general and administrative expenses was due to an increase in office staff and bike messengers, and related increases in expenses to service an increase in sales.

The total operating expenses for the fiscal year ended September 30, 2002 were $887,309 compared to $707,737 for the year ended September 30, 2001, an increase of 25.4%. This increase in total operating expenses was due to an increase in office staff and bike messengers, and related increases in expenses to service an increase in sales. Service expenses, a component of total operating expenses, increased by $49,773 for the year ended September 30, 2002 as compared to the prior year.

Net losses for the fiscal year ended September 30, 2002 were $85,323, compared to net losses of $21,477 for the year ended September 30, 2001. This loss was partly attributable to the legal, accounting and related fees paid as a result of preparing the Company's registration statement under the Securities Act of 1933. These fees totaled approximately $75,000.

FINANCIAL  CONDITION

DNC believes that its prospects are good and that its business will continue to expand. We expect to hire 5 to 10 additional employees within the next 12 months.

As of September 30, 2002, DNC had cash of $20,034 and total current assets of $129,658. Accounts receivable, less allowance for doubtful accounts, were $95,660 as of September 30, 2002. DNC's collection rate of accounts receivable has improved for the year ended September 30, 2002 as compared to the year ended September 30, 2001. Working capital as of September 30, 2002, was $85,674.

During the year ended September 30, 2002, net cash provided by financing activities was $80,606 as compared to $36,329 for the year ended September 30, 2001. The primary components of cash flow from financing activities during the year ended September 30, 2002 were proceeds from private placements of $81,400 and net repayments of loans of $794. The primary components of cash flow from financing activities during the year ended September 30, 2001 were proceeds from private placements of $29,475 and net proceeds from loans of $6,854.

DNC believes that it will not need to raise additional funds in the next twelve months.

                                 DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We anticipate that any earnings will be retained for development and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has sole discretion to pay cash dividends based on our financial condition, results of operations, capital requirements, contractual obligations and other relevant factors.

                             DESCRIPTION OF BUSINESS

CORPORATE  HISTORY

DNC delivers envelopes by bike messenger and packages by van in the metropolitan New York City area. DNC receives phone calls from customers seeking such delivers and then DNC dispatches its messengers via two-way radio to deliver the envelopes and packages via bike and van. DNC obtains these job orders through referrals from existing customers and through its sales force. The sales force currently consists of one person who makes personal cold sales calls building by building throughout Manhattan.

EMPLOYEES

As of December 1, 2002 we have twenty employees. All employees are full-time. Five employees work in the office and fifteen make deliveries. We expect to hire 5 to 10 employees within the next twelve months. We do not believe that this hiring will have a significant financial impact on the Company. There are no collective bargaining agreements in effect. We believe the relations with our employees are good.

INTELLECTUAL  PROPERTY

We  have  no  trademark,  copyright  or  patent  protection  at  this  time.

REGULATION

Our operations are not currently subject to direct regulation by governmental agencies other than regulations applicable to businesses generally.

PROPERTIES

We currently lease office space for our corporate headquarters in New York City. Our monthly lease expense is $1,348 through September 30, 2003, and $1,415 from October 1, 2003 through September 30, 2004. We believe that our properties are adequate and suitable for their intended purposes.

CUSTOMERS

DNC's  customers  consist  of  small  and  medium  size  businesses  throughout
Manhattan.

COMPETITION

There are hundreds of competitors large and small in New York City. The barriers to entry are insignificant. We are one of the smaller size firms in our industry.

LEGAL  PROCEEDINGS

We do not believe there are any pending or threatened legal proceedings that, if adversely determined, would have a material adverse effect on us.

                                   MANAGEMENT

EXECUTIVE  OFFICERS,  DIRECTORS  AND  SIGNIFICANT  EMPLOYEES

The following table sets forth certain information regarding our executive officers, directors and significant employees:

      Name        Age                        Position
 --------------  -----  --------------------------------------------------------
 Michael Conte   44     President, Treasurer, CFO and Chairman of the Board
 Kenneth Coder   48     Secretary, Director
 Steven Katz     54     Director
 Brian Seinwels  30     Manager

Michael C. Conte, President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board, has been an officer and a director since inception. Mr. Conte has been engaged as an independent contractor and certified public accountant by Paul B. Gottbetter since June 1980 and does business under the name Gottbetter & Conte. Mr. Conte is a Certified Public Accountant. Mr. Conte received his B.S. in Accounting from New York University in 1980.

Kenneth Coder, Secretary and Director, has been an officer since October 2000. From 1990 to 1999 he was a partner in the accounting firm of Rosenberg & Coder in New York, New York. He now practices as Kenneth C. Coder, CPA. Mr. Coder is a Certified Public Accountant. He received his B.S. in Accounting from Queens College in New York in 1981.

Steven Katz, Director, has been a director since September, 2001. Since 1984 Steven Katz has been President of Steven Katz & Associates, Inc., a management consulting firm specializing in strategic planning and corporate development. From 1983 to 1984, he was Executive Vice President and co-founder of S.K.Y. Polymers, Inc., a bio-materials company. Prior to this, Mr. Katz was Vice President and General Manager of a non-banking division of Citicorp, N.A. From 1976 to 1980, he held various senior management positions at National Patent Development Corporation, including President of three subsidiaries. Prior positions were with Revlon (1975) and Price Waterhouse & Co. (1969 to 1974). Mr. Katz received a Bachelor of Business Administration degree in Accounting from the City College of New York in 1969. He is presently a member of the boards of directors of the following publicly held companies: Senesco Technologies, Inc.; Biophan Technologies, Inc.; and USA Technologies, Inc.

Brian Seinwels, Manager, has been the manager of BMW Messenger Service, Inc. (DNC's wholly owned subsidiary) since 1999. From 1997 to 1999 he was the sales manager for Pace Courier, Inc., another courier company based in New York City.

EXECUTIVE  COMPENSATION

We have paid Michael Conte $18,400 during the year ended September 30, 2001, and $40,473 during the year ended September 30, 2002. We have not paid any of our other officers or directors from inception on October 3, 2000 through September 30, 2002. No executive compensation has accrued.

                           SUMMARY COMPENSATION TABLE


                                                                                    Long Term Compensation
                                                                              -------------------------------------
                                           Annual Compensation                  Awards             Payouts
                               ---------------------------------------------  ------------   ----------------------
                                                     Other       Restricted   Securities
                                                     Annual        Stock      Underlying       LTIP     All Other
    Name And                                         Compen-       Awards      Options       Payouts     Compen-
Principal Position   Year     Salary ($)  Bonus ($)  sation ($)     ($)        SARs (#)        ($)      sation ($)
------------------   -------  ----------  ---------  -------    ------------  ------------   ---------  -----------
Michael Conte,       2002      25,473     15,000        0               0             0           0            0
 President &         2001      18,400          0        0               0             0           0            0
 Chairman            2000           0          0        0               0             0           0            0

2001  STOCK  OPTION  PLAN

We adopted our 2001 Stock Option Plan on June 29, 2001. The plan provides for the grant of options intended to qualify as "incentive stock options", options that are not intended to so qualify or "nonstatutory stock options" and stock appreciation rights. The total number of shares of common stock reserved for issuance under the plan is 500,000, subject to adjustment in the event of a stock split, stock dividend, recapitalization or similar capital change, plus an indeterminate number of shares of common stock issuable upon the exercise of "reload options" described below. We have not yet granted any options or stock appreciation rights under the plan.

The plan is presently administered by our board of directors, which selects the eligible persons to whom options shall be granted, determines the number of common shares subject to each option, the exercise price therefor and the periods during which options are exercisable, interprets the provisions of the plan and, subject to certain limitations, may amend the plan. Each option granted under the plan shall be evidenced by a written agreement between us and the optionee.

Options may be granted to our employees (including officers) and directors and certain of our consultants and advisors.

The exercise price for incentive stock options granted under the plan may not be less than the fair market value of the common stock on the date the option is granted, except for options granted to 10% stockholders which must have an exercise price of not less than 110% of the fair market value of the common stock on the date the option is granted. The exercise price for nonstatutory stock options is determined by the board of directors. Incentive stock options granted under the plan have a maximum term of ten years, except for 10% stockholders who are subject to a maximum term of five years. The term of nonstatutory stock options is determined by the board of directors. Options granted under the plan are not transferable, except by will and the laws of descent and distribution.

The board of directors may grant options with a reload feature. Optionees granted a reload feature shall receive, contemporaneously with the payment of the option price in common stock, a right to purchase that number of common shares equal to the sum of (i) the number of shares of common stock used to exercise the option, and (ii) with respect to nonstatutory stock options, the number of shares of common stock used to satisfy any tax withholding requirement incident to the exercise of such nonstatutory stock option.

Also, the plan allows the board of directors to award to an optionee for each share of common stock covered by an option, a related alternate stock appreciation right, permitting the optionee to be paid the appreciation on the option in lieu of exercising the option. The amount of payment to which an optionee shall be entitled upon the exercise of each stock appreciation right shall be the amount, if any, by which the fair market value of a share of common stock on the exercise date exceeds the exercise price per share of the option.

OPTION  GRANTS  IN  LAST  FISCAL  YEAR

The following table sets forth information concerning stock options granted to each of the executives named in the summary compensation table for the fiscal year ending September 3, 2002:


                                                Percentage of Total of
                            Number of Shares      Options Granted to
                              Underlying           Employees During     Exercise Price
Name                        Options Granted          Fiscal Year          Per Share     Expiration Date

Michael Conte. . . . . . .  None                      _________           _________        _________

OPTIONS  EXERCISED  IN  LAST  FISCAL  YEAR  AND  FISCAL  YEAR-END  OPTION VALUES


                  Shares              Number of Shares Underlying  Value of Unexercised In-the
               Acquired on   Value      Unexercised Options at          Money Options at
Name             Exercise   Realized        Fiscal Year-End             Fiscal Year-End
                                      Exercisable   Unexercisable  Exercisable   Unexercisable

Michael Conte       0          0          0           __________        0              0

DIRECTOR'S  COMPENSATION  AND  COMMITTEES

We have not paid and do not presently propose to pay compensation to any director for acting in such capacity, except for the grant of shares of common stock or options and reimbursement for reasonable out-of-pocket expenses in attending meetings.

We  have  an  audit  committee.  The  functions  of the audit committee include:

     - monitoring our  financial reporting process and internal control systems;

     - reviewing and appraising the audit efforts of our independent accountants and internal auditing functions;

     - reviewing compliance with laws and regulations under which we are required to operate, including compliance with the Nasdaq corporate governance standards; and

     - providing  an  open  avenue   of  communication   among  our  independent
       accountants,   financial   and   senior  management,   internal  auditing
       department and  board  of  directors.

The Board of Directors does not have a standing nominating committee. Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of directors in accordance with our bylaws and Delaware law.

Meetings may be held from time to time to consider matters for which approval of our Board of Directors is desirable or is required by law.

EXECUTIVES'  COMPENSATION  POLICIES

Compensation of our executives is intended to attract, retain and award persons who are essential to the corporate enterprise. The fundamental policy of our executive compensation program is to offer competitive compensation to executives that appropriately rewards the individual executive's contribution to corporate performance. The board of directors utilizes subjective criteria for evaluation of individual performance and relies substantially on our executives in doing so. The Board focuses on two primary components of our executives compensation program, each of which is intended to reflect individual and corporate performance: base salary and long-term incentive compensation.

Executives' base salaries are determined primarily by reference to compensation packages for similarly situated executives of companies of similar size or in comparable lines of business with whom we expect to compete for executive talent and with reference to revenues, gross profits and other financial criteria. The Board also assesses subjective qualitative factors to discern a particular executive's relative value to the corporate enterprise in establishing base salaries.

It is the Board's philosophy that significant stock ownership by management creates a powerful incentive for executives to build long-term shareholder value. Accordingly, the board believes that an integral component of executive compensation is the award of equity-based compensation, which is intended to align executives' long-term interests with those of our shareholders. The board believes that option grants should be considered on an annual basis.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of November 30, 2002. The information in this table provides the ownership information for:

  a. each person known by us to be the beneficial owner of more than 5% of our common stock;

  b.   each  of  our  directors;

  c.   each  of  our  executive  officers;  and

  d.   our  executive  officers,  directors  and  director  nominees as a group.

Beneficial ownership has been determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Common stock beneficially owned and percentage ownership are based on 4,020,000 shares outstanding. There are currently no outstanding options or warrants to purchase any common stock.

       Name and Address of          Number of Shares     Percentage
        Beneficial Owner           Beneficially Owned    Outstanding
  -------------------------------  ------------------  --------------
  Michael  Conte                        1,250,000            31%
  570 Seventh  Ave., Suite 2103
  New York, NY 10018

  Kenneth  Coder                            5,000       less than 1%
  570 Seventh Ave., Suite 2103
  New York, NY 10018

  Steven  Katz                             10,000       less than 1%
  440 S. Main St.
  Milltown, NJ 08850

  All  Executive  Officers  and         1,265,000            31%
  Directors as a Group (3 persons)

  Brian  Seinwels                       1,250,000            31%
  1170 Broadway, Suite 209
  New York, NY 10001

  **  KGL  Investments,  Ltd.              50,000       less than 2%
  630  Third  Avenue,  5th  Floor
  New York, New York 10017

  ** KGL Investment, Ltd. is owned and controlled by Kaplan Gottbetter & Levenson, LLP, counsel for the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We issued 2,500,000 shares of our common stock to Michael C. Conte, our President, CFO and Chairman of the Board of Directors in exchange for the transfer from Mr. Conte of all the shares of BMW Messenger Service, Inc. to DNC.

BMW Messenger Service, Inc., a New York corporation, is a wholly owned subsidiary of DNC.

Michael C. Conte, our president and director, is affiliated with Paul B. Gottbetter, together they do accounting work as Gottbetter & Conte. Paul B.
Gottbetter is the father of Adam Gottbetter, who is a partner in Kaplan Gottbetter & Levenson, LLP, our attorneys.

We issued 50,000 shares of our common stock to KGL Investments, Ltd., the beneficial owner of which is Kaplan Gottbetter & Levenson, LLP, counsel to the Company. The shares were issued in exchange for $5,000 worth of legal services rendered (the shares were valued at $.10 per share).

From December, 2000 to December, 2001, we issued 1,495,000 shares of its common stock at $.10 per share, pursuant to a private offering to accredited investors and a limited number of sophisticated investors, for a total of $149,500.

In January, 2001, Michael Conte transferred 1,250,000 of his shares of his common stock valued at par value $.0001 per share to Brian Seinwels, an employee of DNC, pursuant to an option agreement.

In September, 2001, we issued 10,000 shares of its common stock, valued at $.10 per share to director Steve Katz.

In June 2001, we issued 5,000 shares of its common stock, valued at $.10 per share to secretary and director Kenneth Coder.

We believe that the terms of the above transactions are commercially reasonable and no less favorable to us than we could have obtained from an unaffiliated third party on an arm's length basis. To the extent we may enter into any agreements with related parties in the future, the board of directors has determined that such agreements must be on similar terms.

            INDEMNIFICATION AND LIMITATION OF LIABILITY OF MANAGEMENT

This will limit your ability as shareholders to hold officers and directors liable and collect monetary damages for breaches of fiduciary duty, and requires us to indemnify officers and directors to the full extent permitted by law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons under these provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, indemnification is against public policy as expressed in the Act and is unenforceable.

                            DESCRIPTION OF SECURITIES

Our authorized capital stock currently consists of 50,000,000 shares of Common Stock, par value $.0001 per share, of which 4,020,000 shares are issued and outstanding as of the date of the prospectus, and 5,000,000 shares of preferred stock, par value $.0001 per share, of which no shares are issued and outstanding, the rights and preferences of which may be established from time to time by our Board of Directors.

The following description of our securities contains all material information. However, the description of our securities contained herein is a summary only and may be exclusive of certain information that may be important to you. For more complete information, you should read our Certificate of Incorporation together with our corporate bylaws.

COMMON  STOCK

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferences that may be applicable to any shares of preferred stock outstanding at the time, holders of our common stock are entitled to receive dividends ratably, if any, as may be declared from time to time by our board of directors out of funds legally available therefor. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably, our net assets available after the payment of:

     a. all secured liabilities, including any then outstanding secured debt securities which we may have issued as of such time;

     b. all unsecured liabilities, including any then unsecured outstanding secured debt securities which we may have issued as of such time; and

     c.   all liquidation preferences on any then outstanding preferred stock.

Holders of our common stock have no preemptive, subscription, redemption or conversion rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

PREFERRED  STOCK

Our board of directors is authorized, without further stockholder approval, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of these shares, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, and to fix the number of shares constituting any series and the designations of these series. These shares may have rights senior to our common stock. The issuance of preferred stock may have the effect of delaying or preventing a change in control of us. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of our common stock. At present, we have no plans to issue any shares of our preferred stock.

REPORTS  TO  STOCKHOLDERS

We intend to furnish our stockholders with annual reports containing audited financial statements as soon as practical after the end of each fiscal year. Our fiscal year ends September 30.

TRANSFER  AGENT

We have appointed Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, New York, New York 10004 as transfer agent for our common stock.

                              SELLING STOCKHOLDERS

All of the shares of DNC common stock offered under this prospectus may be sold by the holders. We will not receive any of the proceeds from sales of shares offered under this prospectus.

All costs, expenses and fees in connection with the registration of the selling stockholders' shares will be borne by us. All brokerage commissions, if any, attributable to the sale of shares by selling stockholders will be borne by such holders.

The selling stockholders are offering a total of 1,495,000 shares of DNC common stock. The selling stockholders are not, nor are they affiliated with, broker dealers. The following table sets forth:

     a.   the name of each person who is a selling stockholder;

     b. the number of securities owned by each such person at the time of this offering; and

     c. the number of shares of common stock such person will own after the completion of this offering.

The column "Shares Owned After the Offering" gives effect to the sale of all the shares of common stock being offered by this prospectus.

                                     Number of                          Shares Owned                      Shares Owned
                                      Shares                       Prior to the Offering               After the Offering
    Selling Stockholder              Offered                    Number            Percentage        Number          Percentage
--------------------------------     -----------        -------------------------  ------------------------------------------------
BERINOTO, JOSEPHINE                      2,000                      2,000            *                -0-               -0-
Brown, Christopher                       1,000                      1,000            *                -0-               -0-
Burckhardt, Thomaz C.                   50,000                     50,000            1                -0-               -0-
Christen, Thomas                       200,000                    200,000            4.9              -0-               -0-
Cohen, Gerald B.                         3,000                      3,000            *                -0-               -0-
Cohen, Neal W.                           2,500                      2,500            *                -0-               -0-

                                     Number of                          Shares Owned                      Shares Owned
                                      Shares                       Prior to the Offering               After the Offering
    Selling Stockholder              Offered                    Number            Percentage        Number          Percentage
--------------------------------     -----------        -------------------------  ------------------------------------------------
Coker, Peter, Jr.                       10,000                     10,000            *                -0-               -0-
Coker, Peter, Sr.                       10,000                     10,000            *                -0-               -0-
Connaughton, Amanda                      1,000                      1,000            *                -0-               -0-
Crystal  Overseas  Trading  Inc.       125,000                    125,000            3
Florio, Carlotta                         1,500                      1,500            *                -0-               -0-
Galioto, Grayce G.                       5,000                      5,000            *                -0-               -0-
Gottbetter, Paul B.                      5,000                      5,000            *                -0-               -0-
Graham, Marcus                           1,000                      1,000            *                -0-               -0-
Guarini, Robert J.                      10,000                     10,000            *                -0-               -0-
Gunter, Shaaron K.                       1,250                      1,250            *                -0-               -0-
Hancock, Abigail                         5,000                      5,000            *                -0-               -0-
Hatcher, Katje E.                        1,000                      1,000            *                -0-               -0-
Kaplan, Douglas                          2,000                      2,000            *                -0-               -0-
Kauffman, Jeffrey I., Dr.                5,000                      5,000            *                -0-               -0-
Kaussen, Winfried                        5,000                      5,000            *                -0-               -0-
KGL Investments, Ltd.                   50,000                     50,000            *                -0-               -0-
Kramon, Florence                         2,500                      2,500            *                -0-               -0-
La Centra, Ann                           2,000                      2,000            *                -0-               -0-
Levenson, Paul R.                        2,500                      2,500            *                -0-               -0-
Levner, Lawrence H.                      2,000                      2,000            *                -0-               -0-
Ming Capital Enterprises Ltd.          175,000                    175,000            4                -0-               -0-
Ostrovsky, Debbi                         2,000                      2,000            *                -0-               -0-
Parisella, Mae                           2,000                      2,000            *                -0-               -0-
Partner Marketing AG                   200,000                    200,000            4.9              -0-               -0-
Rapfogel, Scott E.                       4,000                      4,000            *                -0-               -0-
Rector, David                            5,000                      5,000            *                -0-               -0-
Rubenstein, Florence                     5,000                      5,000            *                -0-               -0-
Schirmer, Susan J.                       1,000                      1,000            *                -0-               -0-
Seloz Gestion Finance SA               200,000                    200,000            4.9              -0-               -0-
Shangri-La Investments Inc.            200,000                    200,000            4.9              -0-               -0-
Shapiro, Joyce E.                       10,250                     10,250            *                -0-               -0-
Smith, James G.                          1,000                      1,000            *                -0-               -0-
Sprung, Priscilla                        1,000                      1,000            *                -0-               -0-
Tuttle, Thomas                           1,000                      1,000            *                -0-               -0-
Turbo International, Inc.              175,000                    175,000            4                -0-               -0-
Viking Investment Group II, Inc.         5,000                      5,000            *                -0-               -0-
Ziluck, Scott, A.                        2,500                      2,500            *                -0-               -0-
Total                                1,495,000                  1,495,000            100%             -0-               -0-

*  Indicates  less  than  one  percent  of  the  total outstanding common stock.

                              PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock covered by this prospectus on any stock exchange, market or trading facility on which the shares are then traded or in private transactions at prevailing market prices or privately negotiated prices. We will pay the expenses incurred to register the shares being offered by the Selling Stockholders for resale, but the Selling Stockholders will pay any underwriting discounts and brokerage commissions associated with these sales. The commission or discount which may be received by any member of the National Association of Securities Dealers, Inc. in connection with these sales will not be greater than 8%. The selling stockholders may use any one or more of the following methods when selling shares:

     a. ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

     b. block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     c. purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     d.   privately  negotiated  transactions;  and

     e.   a  combination  of  any  such  methods  of  sale.

In addition, any shares that qualify for sale under Rule 144 may be sold under Rule 144 rather than through this prospectus.

In offering the shares covered by this prospectus, the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

Selling shareholders may sell their shares in all 50 states in the U.S. DNC will be profiled in the Standard & Poor's publications or "manuals".

                            MARKET FOR COMMON EQUITY

MARKET  INFORMATION

Our common stock began trading on the NASD Over-the Counter Bulletin Board ("OTCBB") on June 7, 2002 under the symbol "DLVN". Prior to June 7, 2002, there was no public trading market on which our common stock was traded. The following table sets forth, for the fiscal quarters indicated, the high and low bid prices per share of our common stock as reported on the OTCBB. The quotations reflect inter dealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions.

     Year Ending September 30, 2002     High Bid     Low Bid
     First quarter                      None         None
     Second quarter                     None         None
     Third quarter                      None         None
     Fourth quarter                     $.09         $.05

HOLDERS

There  are  forty-eight  (48)  record  holders  of  common  equity.

OPTIONS  AND  WARRANTS

There are no outstanding options or warrants to purchase, or securities convertible into, common equity of DNC.

EQUITY  COMPENSATION  PLANS

We  do not have any equity compensation plans as of the date of this prospectus.

SHARES  ELIGIBLE  FOR  FUTURE  SALE

We have outstanding 4,020,000 shares of our common stock. Of these shares, 1,495,000 shares, will be freely tradable without restriction under the Securities Act unless held by our "affiliates" as that term is defined in Rule
144 under the Securities Act. These shares will be eligible for sale in the public market, subject to certain volume limitations and the expiration of applicable holding periods under Rule 144 under the Securities Act. Non-affiliates currently hold 1,505,000 shares of our common stock (38%) of our outstanding shares. In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares for at least one year (including the holding period of any prior owner or affiliate) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent (1%) of the number of shares of common stock then outstanding or (2) the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a From 144 with respect to such sale. Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us. Under Rule 144(k), a person who is not deemed to have been an affiliate of us at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years (including the holding period of any prior owner except an affiliate), is entitled to sell such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

                                LEGAL PROCEEDINGS

We are not a party to, nor are we aware of any existing, pending or threatened lawsuits or other legal actions.

                                  LEGAL MATTERS

Certain legal matters, including the legality of the issuance of the shares of common stock offered herein, are being passed upon for us by our counsel, Kaplan Gottbetter & Levenson, LLP, 630 Third Avenue, New York, New York 10017.

                                     EXPERTS

The financial statements of Delivery Now Corp., and subsidiary, as of September 30, 2002 and for the two years ended September 30, 2002, have been included herein and in the registration statement in reliance upon the report of Rogoff & Company, P.C., independent certified public accountants, appearing elsewhere herein, and upon the authority of that firm as experts in accountant and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form SB-2 to register the securities offered by this prospectus. The prospectus is part of the registration statement, and, as permitted by the SEC's rules, does not contain all of the information in the registration statement. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of this registration statement. You can review the registration statement and its exhibits at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The registration statement is also available electronically on the World Wide Web at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS
                        Delivery Now Corp. and Subsidiary


Auditors' Report . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-1

Balance Sheet of September 30, 2002 (Audited). . . . . . . . . . . . . . . . . . .  F-2

Statements of Operations for the years ended September 30, 2002 and 2001 (Audited)  F-3

Statement of Changes in Shareholders' Equity for the years ended
September 30, 2002 and 2001 (Audited). . . . . . . . . . . . . . . . . . . . . . .  F-4

Statements of Cash Flows for the years ended September 30, 2002 and 2001 (Audited)  F-5

Notes to Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . .  F-6


     Independent  Auditors'  Report


To  the  Board  of  Directors  and
Stockholders  of  Delivery  Now  Corp.


We have audited the accompanying consolidated balance sheet of Delivery Now Corp. and Subsidiary as of September 30, 2002, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the two years ended September 30, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Delivery Now Corp. and Subsidiary at September 30, 2002, and the consolidated results of their operations and their cash flows for each of the two years ended September 30, 2002 in conformity with accounting principles generally accepted in the United States of America.


/S/Rogoff  &  Company,  P.C.

New  York,  New  York
December  23,  2002

                        DELIVERY NOW CORP. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2002


                                     ASSETS


CURRENT ASSETS:
  CASH . . . . . . . . . . . . . . . . . . . .  $ 20,034
  ACCOUNTS RECEIVABLE, NET OF ALLOWANCE
    FOR DOUBTFUL ACCOUNTS OF $16,816 . . . . .    95,660
  LOAN RECEIVABLE - EMPLOYEES. . . . . . . . .     3,909
  LOAN TO SHAREHOLDER, NET OF ALLOWANCE
    FOR DOUBTFUL LOANS OF $10,000. . . . . . .         -
  PREPAID EXPENSES . . . . . . . . . . . . . .    10,055
                                                ---------

      TOTAL CURRENT ASSETS . . . . . . . . . .   129,658

OFFICE EQUIPMENT, NET OF ACCUMULATED
  DEPRECIATION OF $1,282 . . . . . . . . . . .     1,885

SECURITY DEPOSITS. . . . . . . . . . . . . . .     2,696
                                                ---------

                                                $134,239
                                                =========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  CURRENT PORTION OF LOANS PAYABLE . . . . . .  $ 20,888
  ACCOUNTS PAYABLE AND ACCRUED LIABILITIES . .    23,096
                                                ---------

    TOTAL CURRENT LIABILITIES. . . . . . . . .    43,984

LOANS PAYABLE, NET OF CURRENT PORTION. . . . .    41,792
                                                ---------

                                                  85,776
                                                ---------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  PREFERRED STOCK, $.0001 PAR VALUE, 5,000,000
    SHARES AUTHORIZED; NONE OUTSTANDING. . . .         -
  COMMON STOCK, $.0001 PAR VALUE; 100,000,000
    SHARES AUTHORIZED; 4,020,000 SHARES ISSUED
    AND OUTSTANDING. . . . . . . . . . . . . .       402
  ADDITIONAL PAID IN CAPITAL . . . . . . . . .   128,273
  ACCUMULATED DEFICIT. . . . . . . . . . . . .   (80,212)
                                                ---------

    TOTAL STOCKHOLDERS' EQUITY . . . . . . . .    48,463
                                                ---------

                                                $134,239
                                                =========


SEE  NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS.


                        DELIVERY NOW CORP. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                        FOR THE YEARS ENDED SEPTEMBER 30,





                                       2002          2001
                                   ------------  ------------
REVENUE . . . . . . . . . . . . .  $   801,723   $   686,738
                                   ------------  ------------
OPERATING EXPENSES:
  SERVICE EXPENSES. . . . . . . .      532,969       483,196
  SELLING EXPENSES. . . . . . . .       15,651        17,814
  GENERAL AND ADMINISTRATIVE. . .      338,689       206,727
                                   ------------  ------------

    TOTAL OPERATING EXPENSES. . .      887,309       707,737
                                   ------------  ------------

OPERATING LOSS. . . . . . . . . .      (85,586)      (20,999)
                                   ------------  ------------

OTHER INCOME (EXPENSE):
  INTEREST INCOME . . . . . . . .          263           187
  CAPITAL LOSS. . . . . . . . . .            -          (665)
                                   ------------  ------------

    TOTAL OTHER INCOME (EXPENSE).          263          (478)
                                   ------------  ------------

NET LOSS. . . . . . . . . . . . .  $   (85,323)  $   (21,477)
                                   ============  ============


EARNINGS PER SHARE
  (BASIC AND DILUTED) . . . . . .  $     (0.02)  $     (0.01)
                                   ============  ============

WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING (BASIC AND DILUTED)    3,804,852     2,757,986
                                   ============  ============








SEE  NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS.

                        DELIVERY NOW CORP. AND SUBSIDIARY
                        STATEMENT OF STOCKHOLDERS' EQUITY
                               SEPTEMBER 30, 2002

                                           COMMON STOCK        ADDITIONAL     RETAINED        TOTAL
                                      ----------------------    PAID IN       EARNINGS    STOCKHOLDERS'
                                         SHARES      AMOUNT      AMOUNT       (DEFICIT)      EQUITY
                                      ------------  ---------  ---------  ---------------  ---------
BALANCE, SEPTEMBER 30, 2000. . . . .     2,550,000  $     255  $   6,045  $       26,588   $ 32,888

ISSUANCE OF COMMON STOCK THROUGH A
  PRIVATE PLACEMENT. . . . . . . . .       459,750         46     29,429               -     29,475

ISSUANCE OF COMMON STOCK FOR SERVICE        15,000          1      1,499               -      1,500

NET LOSS . . . . . . . . . . . . . .             -          -          -         (21,477)   (21,477)
                                      ------------  ---------  ---------  ---------------  ---------

BALANCE, SEPTEMBER 30, 2001. . . . .     3,024,750        302     36,973           5,111     42,386

ISSUANCE OF COMMON STOCK THROUGH A .       985,250         99     81,301               -     81,400
  PRIVATE PLACEMENT

CONVERSION OF DEBT TO EQUITY . . . .        10,000          1      9,999               -     10,000

NET LOSS . . . . . . . . . . . . . .             -          -          -         (85,323)   (85,323)
                                      ------------  ---------  ---------  ---------------  ---------

BALANCE, SEPTEMBER 30, 2002. . . . .     4,020,000  $     402  $ 128,273  $      (80,212)  $ 48,463
                                      ============  =========  =========  ===============  =========

SEE  NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS.



                        DELIVERY NOW CORP. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED SEPTEMBER 30,





                                                     2002       2001
                                                   ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:

NET LOSS . . . . . . . . . . . . . . . . . . . . .  $(85,323)  $(21,477)
ADJUSTMENTS TO RECONCILE NET LOSS TO
 NET CASH USED IN OPERATING ACTIVITIES:
  DEPRECIATION . . . . . . . . . . . . . . . . . .       452      1,299
  PROVISION FOR DOUBTFUL ACCOUNTS. . . . . . . . .    15,000          -
  PROVISION FOR DOUBTFUL LOAN TO SHAREHOLDER . . .    10,000          -
  COMMON STOCK ISSUED FOR SERVICES . . . . . . . .         -      1,500
CHANGE IN OPERATING ASSETS AND LIABILITIES:
    ACCOUNTS RECEIVABLE. . . . . . . . . . . . . .   (21,673)   (13,426)
  LOAN RECEIVABLE - EMPLOYEE . . . . . . . . . . .    (3,909)         -
    PREPAID EXPENSES . . . . . . . . . . . . . . .     2,030     (2,016)
   SECURITY DEPOSITS . . . . . . . . . . . . . . .      (296)         -
    ACCOUNTS PAYABLE AND ACCRUED LIABILITIES . . .    16,250     (6,616)
                                                    ---------  ---------

NET CASH USED IN OPERATING ACTIVITIES. . . . . . .   (67,469)   (40,736)
                                                    ---------  ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
    LOANS TO SHAREHOLDERS. . . . . . . . . . . . .         -    (10,000)
                                                    ---------  ---------

CASH FLOW FROM FINANCING ACTIVITIES:
  PROCEEDS FROM PRIVATE PLACEMENT. . . . . . . . .    81,400     29,475
  PROCEEDS FROM LOAN PAYABLE . . . . . . . . . . .    10,465     29,654
  REPAYMENT OF LOANS PAYABLE . . . . . . . . . . .   (11,259)   (22,800)
                                                    ---------  ---------

NET CASH PROVIDED BY FINANCING ACTIVITIES. . . . .    80,606     36,329
                                                    ---------  ---------

INCREASE (DECREASE) IN CASH. . . . . . . . . . . .    13,137    (14,407)

CASH, BEGINNING OF YEAR. . . . . . . . . . . . . .     6,897     21,304
                                                    ---------  ---------

CASH, END OF YEAR. . . . . . . . . . . . . . . . .  $ 20,034   $  6,897
                                                    =========  =========


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

  CASH PAID DURING THE YEAR FOR INTEREST . . . . .  $  3,250   $  4,681
                                                    =========  =========

  CASH PAID DURING THE YEAR FOR TAXES. . . . . . .  $  1,571   $    400
                                                    =========  =========

SUPPLEMENTAL DISCLOSURES OF NON CASH FINANCING
  ACTIVITIES:

  CONVERSION OF DEBT TO EQUITY EFFECT ON EQUITY. .  $ 10,000   $      -
                                                    =========  =========

  CONVERSION OF DEBT TO EQUITY EFFECT ON DEBT. . .  $(10,000)  $      -
                                                    =========  =========



SEE  NOTES  CONSOLIDATED  FINANCIAL  STATEMENTS.

                                       F-5

                        DELIVERY NOW CORP. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2002


NOTE  1  -  NATURE  OF  BUSINESS

DELIVERY NOW CORP. (THE "COMPANY"), WAS INCORPORATED IN THE STATE OF DELAWARE ON OCTOBER 3, 2000. THE COMPANY, THROUGH ITS WHOLLY OWNED SUBSIDIARY BMW MESSENGER SERVICES, INC. ("BMW"), DELIVERS ENVELOPES BY BIKE MESSENGERS AND PACKAGES BY VAN IN THE NEW YORK CITY METROPOLITAN AREA. BMW RECEIVES PHONE CALLS FROM CUSTOMERS SEEKING SUCH DELIVERIES AND THEN DISPATCHES ITS MESSENGERS VIA TWO-WAY RADIO TO DELIVER THE ENVELOPES AND PACKAGES VIA BICYCLE OR VAN. BMW OBTAINS THESE JOB ORDERS THROUGH REFERRALS FROM EXISTING CUSTOMERS AND THROUGH ITS SALES FORCE.

BMW WAS FORMED ON SEPTEMBER 23, 1999 IN THE STATE OF NEW YORK AND OPERATED AS A SUB-CHAPTER S CORPORATION FROM INCEPTION THROUGH OCTOBER 3, 2000 WHEN IT WAS ACQUIRED BY THE COMPANY. BMW HAD NO TRANSACTIONS FOR THE PERIOD BETWEEN SEPTEMBER 23, 1999 AND SEPTEMBER 30, 1999. MICHAEL CONTE, PRESIDENT OF THE COMPANY, WAS THE SOLE OWNER OF BMW.

ON OCTOBER 3, 2000 THE COMPANY ACQUIRED 100% OF BMW'S COMMON STOCK IN EXCHANGE FOR 2,500,000 SHARES OF THE COMPANY'S COMMON STOCK. AT THE TIME OF THE TRANSACTION MICHAEL CONTE WAS THE SOLE SHAREHOLDER OF THE COMPANY. ACCORDINGLY, THIS BUSINESS COMBINATION WAS ACCOUNTED FOR AT HISTORICAL COST AS AN EXCHANGE OF SHARES BETWEEN ENTERPRISES UNDER COMMON CONTROL.

NOTE  2  -  BASIS  OF  PRESENTATION  AND  CONSOLIDATION

THE CONSOLIDATED FINANCIAL STATEMENTS INCLUDE THE ACCOUNTS OF DELIVERY NOW CORP. AND ITS WHOLLY OWNED SUBSIDIARY, BMW MESSENGER SERVICE, INC. ALL MATERIAL INTERCOMPANY TRANSACTIONS AND BALANCES HAVE BEEN ELIMINATED IN CONSOLIDATION.

NOTE  3  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

OFFICE  EQUIPMENT

OFFICE EQUIPMENT IS STATED AT COST LESS ACCUMULATED DEPRECIATION. DEPRECIATION IS PROVIDED FOR IN AMOUNTS SUFFICIENT TO CHARGE THE COST OF DEPRECIABLE ASSETS TO OPERATIONS OVER THEIR ESTIMATED SERVICE LIVES ON A STRAIGHT-LINE BASIS, GENERALLY FIVE YEARS. THE COMPANY USES THE SAME METHOD OF DEPRECIATION FOR FINANCIAL REPORTING AND TAX PURPOSES. ROUTINE MAINTENANCE AND REPAIRS AND MINOR REPLACEMENT COSTS ARE CHARGED TO EXPENSE AS INCURRED, WHILE EXPENDITURES THAT EXTEND THE SERVICE LIFE OF THESE ASSETS ARE CAPITALIZED. UPON THE SALE OR RETIREMENT OF OFFICE EQUIPMENT, THE COST AND RELATED ACCUMULATED DEPRECIATION WILL BE REMOVED FROM THE ACCOUNTS AND THE RESULTING PROFIT OR LOSS WILL BE REFLECTED IN THE STATEMENT OF OPERATIONS.

                        DELIVERY NOW CORP. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2002


NOTE  3  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  -  CONTINUED

INCOME  TAXES

THE COMPANY USES THE LIABILITY METHOD FOR INCOME TAXES AS REQUIRED BY STATEMENT OF FINANCIAL ACCOUNTING STANDARDS ("SFAS") NO. 109 "ACCOUNTING FOR INCOME TAXES." UNDER THIS METHOD, DEFERRED TAX ASSETS AND LIABILITIES ARE DETERMINED BASED ON DIFFERENCES BETWEEN FINANCIAL REPORTING AND TAX BASIS OF ASSETS AND LIABILITIES. DEFERRED TAX ASSETS AND LIABILITIES ARE MEASURED USING ENACTED TAX RATES AND LAWS THAT WILL BE IN EFFECT WHEN THE DIFFERENCES ARE EXPECTED TO REVERSE. VALUATION ALLOWANCES ARE ESTABLISHED WHEN NECESSARY TO REDUCE DEFERRED TAX ASSETS TO THE AMOUNT EXPECTED TO BE REALIZED.

REVENUE  RECOGNITION

REVENUE IS RECOGNIZED UPON DELIVERY OF ENVELOPES AND PACKAGES WHETHER OR NOT SUCH TRANSACTIONS HAVE BEEN SETTLED BY THE RECEIPT OR PAYMENT OF CASH.

EARNING  PER  SHARE

THE COMPANY PRESENTS BASIC EARNINGS (LOSS) PER SHARE, AND IF APPROPRIATE, DILUTED EARNINGS PER SHARE IN ACCORDANCE WITH THE PROVISIONS OF SFAS NO. 128, EARNINGS PER SHARE" ("SFAS 128").

UNDER SFAS 128 BASIC NET EARNINGS (LOSS) PER SHARE IS COMPUTED BY DIVIDING THE NET EARNINGS (LOSS) FOR THE PERIOD BY THE WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING FOR THE PERIOD. DILUTED NET EARNINGS PER SHARE IS COMPUTED BY DIVIDING THE NET EARNINGS FOR THE PERIOD BY THE WEIGHTED AVERAGE NUMBER OF COMMON SHARE EQUIVALENTS DURING THE PERIOD. COMMON STOCK EQUIVALENTS WOULD ARISE FROM THE EXERCISE OF STOCK OPTIONS. THROUGH SEPTEMBER 30, 2002 THE COMPANY HAS NOT ISSUED ANY STOCK OPTIONS.

IMPAIRMENT  OF  LONG-LIVED  ASSETS

THE COMPANY REVIEWS LONG-LIVED ASSETS FOR IMPAIRMENT WHENEVER CIRCUMSTANCES AND SITUATIONS CHANGE SUCH THAT THERE IS AN INDICATION THAT THE CARRYING AMOUNTS MAY NOT BE RECOVERED. IN SUCH CIRCUMSTANCES, THE COMPANY WILL ESTIMATE THE FUTURE CASH FLOWS EXPECTED TO RESULT FROM THE USE OF THE ASSET AND ITS EVENTUAL DISPOSITION. FUTURE CASH FLOWS ARE THE FUTURE CASH INFLOWS EXPECTED TO BE GENERATED BY AN ASSET LESS THE FUTURE OUTFLOWS EXPECTED TO BE NECESSARY TO OBTAIN THOSE INFLOWS. IF THE SUM OF THE EXPECTED FUTURE CASH FLOWS (UNDISCOUNTED AND WITHOUT INTEREST CHARGES) IS LESS THAN THE CARRYING AMOUNT OF THE ASSET, THE COMPANY WILL RECOGNIZE AN IMPAIRMENT LOSS TO ADJUST TO THE FAIR VALUE OF THE ASSET. AT SEPTEMBER 30, 2002, THE COMPANY BELIEVES THAT THERE HAS BEEN NO IMPAIRMENT OF ITS LONG-LIVED ASSETS.

                        DELIVERY NOW CORP. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2002


NOTE  3  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  -  CONTINUED

IN AUGUST 2001, THE FINANCIAL ACCOUNTING STANDARDS BOARD ("FASB") ISSUED SFAS NO. 144, "ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS". THIS STATEMENT IS EFFECTIVE FOR FISCAL YEARS BEGINNING AFTER DECEMBER 15, 2001. THIS SUPERSEDES SFAS NO. 121, "ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF," WHILE RETAINING MANY OF THE REQUIREMENTS OF SUCH STATEMENT. THE COMPANY HAS ADOPTED THIS STATEMENT AS OF OCTOBER 1, 2002.

FINANCIAL  INSTRUMENTS

THE CARRYING AMOUNTS OF FINANCIAL INSTRUMENTS, INCLUDING CASH AND LOAN RECEIVABLE - EMPLOYEES APPROXIMATE FAIR VALUE AT SEPTEMBER 30, 2002 BECAUSE OF THE SHORT-TERM NATURE OF THE INSTRUMENTS. THE CARRYING VALUE OF THE LOANS PAYABLE APPROXIMATE FAIR VALUE AS OF SEPTEMBER 30, 2002 BASED UPON DEBT TERMS AVAILABLE FOR ENTITIES UNDER SIMILAR TERMS.

USE  OF  ESTIMATES

THE PREPARATION OF FINANCIAL STATEMENTS IN CONFORMITY WITH ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES OF AMERICA REQUIRED MANAGEMENT TO MAKE ESTIMATES AND ASSUMPTIONS THAT AFFECT THE REPORTED AMOUNTS OF ASSETS AND LIABILITIES AND THE DISCLOSURE OF CONTINGENT ASSETS AND LIABILITIES AT THE DATE OF THE FINANCIAL STATEMENTS AND REVENUE AND EXPENSES DURING THE REPORTING PERIOD. ACTUAL RESULTS COULD DIFFER FROM THOSE ESTIMATED.

RECLASSIFICATIONS

CERTAIN  RECLASSIFICATIONS  HAVE  BEEN  MADE   TO  THE  PRIOR  YEAR'S  FINANCIAL
STATEMENTS IN ORDER TO CONFORM TO THE CURRENT YEAR.

NEW  ACCOUNTING  PRONOUNCEMENTS

IN JULY 2001 THE FASB ISSUED SFAS NO. 141, "BUSINESS COMBINATIONS" ("SFAS 141"). SFAS 141 REQUIRES THE PURCHASE METHOD OF ACCOUNTING FOR ALL BUSINESS COMBINATIONS INITIATED AFTER JUNE 30, 2001 AND ELIMINATES THE POOLING-OF-INTEREST METHOD. SFAS 141 FURTHER CLARIFIES THE CRITERIA FOR RECOGNITION OF INTANGIBLE ASSETS SEPARATELY FROM GOODWILL.

IN JULY 2001 THE FASB ISSUED SFAS NO. 142, "GOODWILL AND OTHER INTANGIBLE ASSETS," ("SFAS 142"). SFAS 142 ELIMINATES THE AMORTIZATION OF GOODWILL AND INDEFINITE LIVED INTANGIBLE ASSETS AND INITIATES AN ANNUAL REVIEW FOR IMPAIRMENT. IDENTIFIABLE INTANGIBLE ASSETS WITH DETERMINABLE USEFUL LIVES WILL CONTINUE TO BE AMORTIZED. THE COMPANY ADOPTED THIS STATEMENT AS OF OCTOBER 1, 2002 AND MANAGEMENT DOES NOT BELIEVE THAT THIS STATEMENT WILL HAVE A MATERIAL IMPACT ON THE FINANCIAL STATEMENTS.

                        DELIVERY NOW CORP. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2002


NOTE  3  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  -  CONTINUED

IN JUNE 2001 THE FASB ISSUED SFAS NO. 143, "ACCOUNTING FOR ASSET RETIREMENT OBLIGATIONS," WHICH ADDRESSES THE FINANCIAL ACCOUNTING AND REPORTING FOR OBLIGATIONS ASSOCIATED WITH THE RETIREMENT OF TANGIBLE LONG-LIVED ASSETS AND THE ASSOCIATED ASSET RETIREMENT COSTS. THE COMPANY ADOPTED THIS STATEMENT EFFECTIVE OCTOBER 1, 2002 AND MANAGEMENT DOES NOT BELIEVE THAT THIS STATEMENT WILL HAVE A MATERIAL IMPACT ON THE FINANCIAL STATEMENTS.

IN JUNE 2002 THE FASB ISSUED SFAS NO. 146, "ACCOUNTING FOR COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES," ("SFAS 146"). SFAS 146 IS EFFECTIVE FOR EXIT AND DISPOSAL ACTIVITIES THAT ARE INITIATED AFTER DECEMBER 31, 2002 AND REQUIRES THESE COSTS TO BE RECOGNIZED WHEN THE LIABILITY IS INCURRED AND NOT AT PROJECT INITIATION. THE COMPANY DOES NOT EXPECT THIS STATEMENT TO HAVE A MATERIAL IMPACT ON THE FINANCIAL STATEMENTS.

MANAGEMENT DOES NOT BELIEVE THAT RECENTLY ISSUED, BUT NOT YET EFFECTIVE ACCOUNTING PRONOUNCEMENTS IF CURRENTLY ADOPTED WOULD HAVE A MATERIAL EFFECT ON THE ACCOMPANYING FINANCIAL STATEMENTS.

NOTE  4  -  LOAN  RECEIVABLE  -  STOCKHOLDER

DURING THE YEAR ENDED SEPTEMBER 30, 2001 THE COMPANY LOANED $10,000 TO ONE OF THE COMPANY'S OFFICERS AND STOCKHOLDERS, INTEREST FREE. DUE TO THE FACT THAT NO AMOUNTS HAVE BEEN REPAID, AS OF SEPTEMBER 30, 2002, THE COMPANY HAS DETERMINED THAT THIS LOAN WAS IMPAIRED AND RECORDED AN ALLOWANCE FOR DOUBTFUL LOANS OF
$10,000  AGAINST  THE  LOAN  RECEIVABLE.

NOTE  5  -  LOANS  PAYABLE

DURING OCTOBER 2001 THE COMPANY OBTAINED A BUSINESS INSTALLMENT LOAN (THE "LOAN") IN THE PRINCIPAL AMOUNT OF $75,000. THE LOAN REQUIRES INTEREST ONLY PAYMENTS DURING THE FIRST YEAR AT 2% BELOW THE CHASE PRIME RATE (THE "RATE"), WHICH IS 6.25% AT SEPTEMBER 30, 2002. THEREAFTER THE LOAN REQUIRES MONTHLY PAYMENTS OF PRINCIPAL AND INTEREST AT THE RATE TO BE REPAID OVER FIVE YEARS. THE COMPANY HAS MADE VOLUNTARY PRINCIPAL PAYMENTS IN ADVANCE OF THE REPAYMENT SCHEDULE.

THE COMPANY FINANCES ITS INSURANCE THROUGH SEVERAL LOANS PAYABLE AT INTEREST RATES RANGING FORM 10.5% TO 13.75%. THE LOANS REQUIRE MONTHLY PAYMENTS OF PRINCIPAL AND INTEREST FOR A TERM OF SEVEN TO TWELVE MONTHS.

DURING THE FISCAL YEAR ENDED SEPTEMBER 30, 2001 THE COMPANY BORROWED $10,000 FROM JEAN DEFRESCO, AT NO INTEREST. DURING FISCAL 2002 THE LOAN WAS CONVERTED TO 10,000 SHARES OF THE COMPANY'S COMMON STOCK AT $1 PER SHARE.

                        DELIVERY NOW CORP. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2002

NOTE  5  -  LOANS  PAYABLE  -  CONTINUED

LOANS  PAYABLE  CONSISTS  OF  THE  FOLLOWING  AS  OF  SEPTEMBER  30,  2002:

  LOAN PAYABLE - CHASE. . . . . . . . .  $55,757
  INSURANCE FINANCING LOANS . . . . . .    6,923
                                         -------

                                          62,680
  LESS CURRENT PORTION OF LOANS PAYABLE   20,888
                                         -------

                                         $41,792
                                         =======


THE  AGGREGATE  MATURITIES  OF  LOANS  PAYABLE  AS  OF SEPTEMBER 30, 2002 ARE AS
FOLLOWS:

                       PRINCIPAL
         FISCAL YEAR.  REPAYMENTS
         ------------  ----------
         2003          $20,888
         2004           14,865
         2005           15,820
         2006           11,107
                       ----------
                       $62,680
                       ==========


THE  LOAN  PAYABLE  -  CHASE  IS  SECURED  BY  ALL  OF  THE  COMPANY'S  ASSETS.

NOTE  6  -  INCOME  TAXES

THE COMPANY HAS NOT RECORDED A TAX LIABILITY FOR EITHER FEDERAL OR STATE INCOME TAXES BECAUSE THE COMPANY HAS A NET LOSS FOR THE YEAR ENDED SEPTEMBER 30, 2002. THE COMPANY HAS NET OPERATING LOSS CARRYFORWARDS OF APPROXIMATELY $80,000 THAT BEGIN TO EXPIRE IN THE YEAR 2020. THE DEFERRED TAX ASSETS CONSIST OF TIMING DIFFERENCES RELATING TO THE ALLOWANCE FOR DOUBTFUL ACCOUNTS AND LOAN TO
STOCKHOLDER AND NET OPERATING LOSS CARRYFORWARDS. THE COMPANY HAS RECORDED A 100% VALUATION ALLOWANCE AGAINST THE DEFERRED TAX ASSET BECAUSE IT IS MORE LIKELY THAN NOT THAT THE DEFERRED TAX ASSET WILL NOT BE REALIZED.

THE  COMPONENTS  OF  THE  NET  DEFERRED  TAX  ASSET  ARE  AS  FOLLOWS:

DEFERRED TAX ASSETS:
  ALLOWANCE FOR DOUBTFUL ACCOUNTS .  $  2,522
  ALLOWANCE FOR LOAN TO STOCKHOLDER     1,500
  NET OPERATING LOSS CARRYFORWARD .    12,000
                                     ---------

                                       16,022
VALUATION ALLOWANCE . . . . . . . .   (16,022)
                                     ---------

                                     $      -
                                     =========

                        DELIVERY NOW CORP. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2002


NOTE  7  -  EQUITY  TRANSACTIONS

DURING  DECEMBER  2001  THE  COMPANY COMPLETED THE SALE OF 985,250 SHARES OF ITS
COMMON STOCK AS PART OF THE PRIVATE PLACEMENT AUTHORIZED BY THE BOARD OF DIRECTORS DURING OCTOBER 2000. AS A RESULT OF THIS PORTION OF THE PRIVATE
PLACEMENT THE COMPANY RECEIVED PROCEEDS OF $98,525 AGAINST OFFERING COSTS OF $17,125 THAT WERE CHARGED AGAINST THE PROCEEDS OF THE OFFERING.

DURING JUNE 2001, THE COMPANY ISSUED 5,000 SHARES OF ITS COMMON STOCK TO DIRECTOR KENNETH CODER AND IN SEPTEMBER 2001 THE COMPANY ISSUED 10,000 SHARES OF ITS COMMON STOCK TO DIRECTOR STEVE KATZ, AS A COMPENSATION FOR THEIR SERVICES. THESE SHARES WERE VALUED BASED UPON THE PRICE PLACED ON THE SHARES DURING THE PRIVATE PLACEMENT ($.10 PER SHARE).

DURING OCTOBER 2000, THE COMPANY'S BOARD OF DIRECTORS AUTHORIZED A PRIVATE PLACEMENT OFFERING OF THE COMPANY'S COMMON STOCK TO A LIMITED NUMBER OF SOPHISTICATED INVESTORS AT A PRICE OF $.10 PER SHARE. THE COMPANY COMPLETED
THIS PRIVATE PLACEMENT DURING THE YEAR ENDED SEPTEMBER 30, 2001 AND ISSUED 459,750 SHARES OF THE COMPANY'S COMMON STOCK, RESULTING IN CASH PROCEEDS OF $45,975. OFFERING EXPENSES TOTALED $16,500 AND WERE CHARGED AGAINST THE PROCEEDS OF THE OFFERING.

NOTE  8  -  STOCK  OPTIONS

THE COMPANY ADOPTED ITS 2000 STOCK OPTION PLAN (THE "PLAN") DURING OCTOBER 2000. THE PLAN PROVIDES FOR THE GRANTING OF INCENTIVE STOCK OPTIONS, NON-STATUTORY STOCK OPTIONS AND STOCK APPRECIATION RIGHTS. THE INCENTIVE STOCK OPTIONS CAN BE GRANTED TO ALL EMPLOYEES AND OFFICERS OF THE COMPANY. THE NON-STATUTORY STOCK OPTIONS CAN BE GRANTED TO ALL EMPLOYEES, NON-EMPLOYEE DIRECTORS, AND CONSULTANTS OF THE COMPANY. THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE PLAN IS 500,000, SUBJECT AND ADJUSTMENT IN THE EVENT OF A STOCK SPLIT, STOCK DIVIDEND, RECAPITALIZATION OR SIMILAR CHANGE IN THE COMPANY'S CAPITAL STRUCTURE. THE COMPANY HAS NOT YET GRANTED ANY OPTIONS OR STOCK APPRECIATION RIGHTS UNDER THE PLAN.

THE PLAN IS PRESENTLY ADMINISTERED BY THE COMPANY'S BOARD OF DIRECTORS, WHICH SELECTS THE ELIGIBLE PERSONS TO WHOM OPTIONS SHALL BE GRANTED, DETERMINES THE NUMBER OF COMMON SHARES SUBJECT TO EACH OPTION, THE EXERCISE PRICE THEREOF AND THE PERIOD DURING WHICH OPTIONS ARE EXERCISABLE, INTERPRETS THE PROVISIONS OF THE PLAN AND SUBJECT TO CERTAIN LIMITATIONS, MAY AMEND THE PLAN.

                        DELIVERY NOW CORP. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2002


NOTE  9  -  CREDIT  RISK

ACCOUNTS RECEIVABLE CONSISTS OF GENERALLY SMALL BALANCES OF TRADE RECEIVABLES DUE FROM A LARGE NUMBER OF CUSTOMERS. THE COMPANY REQUIRES NO COLLATERAL FROM ITS CUSTOMERS AND MAINTAINS AN ALLOWANCE FOR DOUBTFUL ACCOUNTS BASED ON THE CURRENT EVALUATION OF THE EXPECTED COLLECTIBILITY OF ITS ACCOUNTS RECEIVABLE.

NOTE  10  -  LEASE  COMMITMENTS

THE COMPANY LEASES OFFICE SPACE IN NEW YORK CITY UNDER A NON-CANCELABLE OPERATING LEASE EXPIRING SEPTEMBER 30, 2004. THE COMPANY IS REQUIRED TO PAY RENT IN MONTHLY IN THE AMOUNT OF $1,348 FOR THE PERIOD OCTOBER 1, 2002 THROUGH SEPTEMBER 30, 2003 AND $1,415 FOR THE PERIOD FROM OCTOBER 1, 2003 THROUGH
SEPTEMBER 30, 2004. DURING THE YEARS ENDED SEPTEMBER 30, 2002 AND 2001 THE COMPANY RECORDED RENT EXPENSE OF APPROXIMATELY $15,000 AND $14,000, RESPECTIVELY.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  24.   INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

The Company's Certificate of Incorporation provides that the Company shall, to the fullest extent permitted by Section 145 of the Delaware General Corporate Law ("DGCL"), as amended from time to time, indemnify its officers and directors.

Section 145 of the DGCL permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of any action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

The Company's Certificate of Incorporation contains a provision which eliminates, to the fullest extent permitted by the DGCL, director liability for monetary damages for breaches of the fiduciary duty of care or any other duty as a director.

Article  X  of the Registrant's certificate of incorporation provide as follows:

                                    ARTICLE X
                      LIMITATION ON LIABILITY OF DIRECTORS;
                   INDEMNIFICATION OF DIRECTORS AND OFFICERS;
                         PERSONAL LIABILITY OF DIRECTORS

          (i) To the fullest extent permitted by the GCL, a director of the Corporation shall not be personally liable to he Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article X nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article X shall eliminate or reduce the effect of this Article X in respect of any matter occurring, or any cause of action, suit or claim

                                    PAGE II-1
     that, but for this Article X, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

          (ii) The Corporation shall indemnify each of the Corporation's directors and officers in each and every situation where, under Section 145 of the GCL, as amended from time to time ("Section 145"), the Corporation is permitted or empowered to make such indemnification. The Corporation may, in the sole discretion of the Board of Directors of the Corporation, indemnify any other person who may be indemnified pursuant to Section 145 to the extent that the Board of Directors deems advisable, as permitted by
     Section  145.

          (iii) No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that the foregoing shall not eliminate or limit the liability of a director of the Corporation (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is subsequently amended to further eliminate or limit the liability of a director, then a director of the Corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the amended GCL. For purposes of this Article X, "fiduciary duty as a director" shall include any fiduciary duty arising out of service at the Corporation's request as a director of another corporation, partnership, joint venture or other enterprise, and "personal liability to the Corporation or its stockholders" shall include any liability to such other corporation, partnership, joint venture, trust or other enterprise and any liability to the Corporation in its capacity as a security holder, joint venturer, partner, beneficiary, creditor or investor of or in any such other corporation, partnership, joint venture, trust or other enterprise.

ITEM  25.   EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.

The other expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:

     Securities and Exchange Commission Registration Fee      $55.00
     Legal Fees                                            65,000.00
     Accounting Fees                                        5,000.00
     Printing and Engraving                                 3,400.00
     Miscellaneous                                          1,900.00

          TOTAL                                           $75,355.00

                                    PAGE II-2

ITEM  26.   RECENT  SALES  OF  UNREGISTERED  SECURITIES.

In October, 2000, the Registrant issued 2,500,000 shares of our common stock to Michael C. Conte, our President, CFO, and Chairman of the Board of Directors in exchange for the transfer from Mr. Conte of all the shares of BMW Messenger
Service,  Inc.  to  DNC.

In November, 2000, the Registrant issued 50,000 shares of our common stock to KGL Investments, Ltd., the beneficial owner of which is Kaplan Gottbetter & Levenson, LLP, counsel to the Company. The shares were issued in exchange for $5,000 worth of legal services rendered. The shares were valued at $.10 per share.

From December, 2000 to December, 2001, the Registrant sold 1,495,000 shares of its common stock at $.10 per share for a total of $149,500. The shares were sold to 21 accredited investors, and to 22 non-accredited investors who had access to all material information pertaining to the Company. The sales were a private transaction without registration in reliance on the exemption provided by Section 4(2) and Rule 506 of Regulation D of the Securities Act of 1933, as amended.

In January, 2001, Michael Conte transferred 1,250,000 of his shares of common stock valued at par value $.0001 to Brian Seinwels, an employee, pursuant to an option agreement.

In September, 2001, the Registrant issued 10,000 shares of its common stock, valued at $.10 to director Steven Katz.

In June 2001, the Registrant issued 5,000 shares of its common stock, valued at $.10 to secretary and director Kenneth Coder.

In December, 2001, the Registrant issued 10,000 shares of its common stock to Jean DiFresco in a negotiated settlement for a $10,000 debt owed to her. This completely satisfied the debt. Pursuant to the settlement the shares were valued at $1.00 per share.

These  securities  were  sold  under the exemption from registration provided by
Section 4(2) of the Securities Act. Neither the Registrant nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising. All purchasers represented in writing that they acquired the securities for their own accounts. A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom.

                                    PAGE II-3

ITEM  27.   EXHIBITS.

Exhibit
Number             Description
-------            -----------
*  3.1      --     Certificate  of  Incorporation
*  3.2      --     By-Laws
*  3.3      --     Amended  By-Laws
*  4.1      --     Specimen  Certificate  of  Common  Stock
*  5.1      --     Form  of  Opinion  of  Counsel
*10.1       --     Stock  Option  Plan  of  2001
*21.1       --     List  of  Subsidiaries
 23.1       --     Accountant's  Consent

*Previously  filed


ITEM  28.   UNDERTAKINGS.

     The  Registrant  undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (the "Registration Statement"):

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the Effective Date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement, including (but not limited to) the addition of an underwriter.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or

                                    PAGE II-4
by-laws, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    PAGE II-5

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in New York, New York on January 24, 2003.

                                   Delivery  Now  Corp.


                                   By:     /s/Michael  Conte
                                           -----------------
                                           Michael  Conte
                                           President,  CFO,  Treasurer  and
                                           Chairman  of  the  Board


     In accordance with the requirements of the Securities Act of 1933, the registration statement was signed by the following persons in the capacities and on the dates stated.

Signature                   Title                                Dated
------------------  -----------------------------------  ---------------------
/s/Michael Conte    President, CFO, Treasurer and           January 24, 2003
 --------------     Chairman of the Board
  Michael Conte

/s/Kenneth Coder    Secretary, Director                     January 24, 2003
 --------------
  Kenneth Coder

/s/Steven Katz      Director                                January 24, 2003
 --------------
  Steven Katz